Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC
Sponsor of the United States Commodity Index Fund

March 31, 2011

Dear United States Commodity Index Fund Investor,

Enclosed with this letter is your copy of the 2010 financial statements for the United States Commodity Index Fund (ticker symbol “USCI”). We have mailed this statement to all investors in USCI who held shares as of December 31, 2010 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current USCI Privacy Policy.  Additional information concerning USCI’s 2010 results may be found by referring to USCI’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCI’s own website at www.unitedstatescommodityindexfund.com. You may also call USCI at 1-800-920-0259 to speak to a representative and request additional material, including a current USCI Prospectus.

United States Commodity Funds LLC is the sponsor of USCI. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds. These other funds are referred to in the enclosed USCI financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Heating Oil Fund, LP	(ticker symbol: UHN)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Annual Report as well as in the current USCI Prospectus. Investors in USCI who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesheatingoilfund.com
www.unitedstatesshortoilfund.com
www.unitedstates12monthnaturalgasfund.com
www.unitedstatesbrentoilfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in USCI.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

  * This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

 Revised May 6, 2010

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “Company”), a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Trust”), and (ii) each commodity pool for which it serves as the general partner or the sponsor (collectively, the “Funds”), including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP, United States Short Natural Gas Fund, LP and United States Commodity Index Fund (a series of the Trust), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information.  The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the Company may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Trust and the Funds, which may include attorneys, accountants, auditors and other professionals.  The Company may also share information in connection with the servicing or processing of Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;

•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence.  Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information.  The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors.  The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future.  The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES COMMODITY INDEX FUND

FINANCIAL STATEMENTS

For the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States Commodity Index Fund
President & CEO of United States Commodity Funds LLC
(Sponsor of the United States Commodity Index Fund)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of
United States Commodity Index Funds Trust

We have audited the accompanying statements of financial condition of United States Commodity Index Funds Trust (the “Trust”) and United States Commodity Index Fund (the “Initial Series”), in total and for the Initial Series as of December 31, 2010 and 2009, including the schedule of investments as of December 31, 2010, and the related statements of operations, changes in capital and cash flows for the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Commodity Index Funds Trust and United States Commodity Index Fund as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP
Greenwood Village, Colorado
March 30, 2011

United States Commodity Index Funds Trust
Statements of Financial Condition
At December 31, 2010 and 2009

	December 31, 2010		December 31, 2009
	United States Commodity Index Fund*	United States Commodity Index Funds Trust	United States Commodity Index Funds Trust
Assets
Cash and cash equivalents (Note 6)	$87,443,112	$87,443,112	$1,000
Equity in Newedge trading accounts:
Cash	8,225,946	8,225,946	-
Unrealized gain on open commodity futures contracts	7,417,317	7,417,317	-
Receivable from Sponsor (Note 4)	51,397	51,397	-
Dividend receivable	505	505	-

Total assets	$103,138,277	$103,138,277	$1,000

Liabilities and Capital
Management fees payable (Note 4)	$66,026	$66,026	$-
Professional fees payable	74,832	74,832	-
Brokerage commissions payable	5,085	5,085	-

Total liabilities	145,943	145,943	-

Commitments and Contingencies (Notes 4, 5 and 6)

Capital
Sponsor	1,000	1,000	1,000
Unitholders	102,991,334	102,991,334	-
Total Capital	102,992,334	102,992,334	1,000

Total liabilities and capital	$103,138,277	$103,138,277	$1,000

Units outstanding	1,600,020	1,600,020	-
Net asset value per unit	$64.37
Market value per unit	$64.50

* The inception of the United States Commodity Index Fund was April 1, 2010.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust
Schedule of Investments
At December 31, 2010

United States Commodity Index Fund*

		Gain (Loss) on
	Number of	Open Commodity	% of
	Contracts	Contracts	Capital
Open Futures Contracts - Long
Foreign Contracts
ICE Brent Crude Oil Futures CO contracts, expire March 2011	78	$60,860	0.06
ICE-US Cotton Futures CT contracts, expire March 2011	103	736,285	0.71
LME Nickel Futures LN contracts, expire March 2011	6	84,312	0.08
ICE-US Sugar #11 Futures SB contracts, expire May 2011	213	687,467	0.67
LME Nickel Futures LN contracts, expire June 2011	50	429,156	0.42
ICE-US Coffee-C Futures KC contracts, expire July 2011	82	948,281	0.92
LME Tin Futures LT contracts, expire July 2011	55	559,210	0.54
LME Lead Futures LL contracts, expire August 2011	113	46,300	0.05
	700	3,551,871	3.45
United States Contracts
CME Feeder Cattle Futures FC contracts, expire March 2011	119	215,138	0.21
CBOT Soybean Oil Futures BO contracts, expire May 2011	211	915,858	0.89
CMX Silver Futures SI contracts, expire May 2011	48	1,173,460	1.14
CBOT Corn Futures C contracts, expire September 2011	250	732,138	0.71
CBOT Wheat Futures W contracts, expire September 2011	173	3,088	0.00
CMX Copper Futures HG contracts, expire September 2011	69	884,637	0.86
CBOT Soybean S Futures BO contracts, expire November 2011	114	144,550	0.14
NYMEX RBOB Gasoline Futures XB contracts, expire November 2011	17	34,150	0.03
NYMEX RBOB Gasoline Futures XB contracts, expire December 2011	57	89,695	0.09
	1,058	4,192,714	4.07

Open Futures Contracts - Short**
Foreign Contracts
LME Nickel Futures LN contracts, expire March 2011	6	(145,926)	(0.14)
LME Nickel Futures LN contracts, expire June 2011	50	(181,342)	(0.18)
	56	(327,268)	(0.32)
Total Open Futures Contracts	1,814	$7,417,317	7.20

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bill, 0.10%, 2/10/2011	$28,000,000	$27,996,889	27.19
U.S. Treasury Bill, 0.11%, 3/17/2011	15,000,000	14,996,562	14.56
U.S. Treasury Bill, 0.10%, 4/07/2011	18,000,000	17,995,440	17.47
Total Cash Equivalents		$60,988,891	59.22

*	The inception of the United States Commodity Index Fund was April 1, 2010.
**
All short contracts are offset by the same number of Futures Contracts in the corresponding long positions and are acquired solely for the purpose of reducing a long position (e.g., due to a redemption or to reflect a rebalancing of the Index).

See accompanying notes to financial statements.

United States Commodity Index Funds Trust
Statements of Operations
For the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009

	Year ended	Year ended	Period from December 21, 2009 to
	December 31, 2010	December 31, 2010	December 31, 2009
	United States	United States	United States
	Commodity	Commodity	Commodity
	Index Fund*	Index Funds Trust	Index Funds Trust
Income
Gain on trading of commodity futures contracts:
Realized gain on closed positions	$3,273,577	$3,273,577	$-
Change in unrealized gain on open positions	7,417,317	7,417,317	-
Interest income	11,079	11,079	-
Other income	15,000	15,000	-

Total income	10,716,973	10,716,973	-

Expenses
Management fees (Note 4)	148,421	148,421	-
Professional fees	74,831	74,831	-
Brokerage commissions	23,632	23,632	-

Total expenses	246,884	246,884	-

Expense waiver (Note 4)	(51,397)	(51,397)	-

Net expenses	195,487	195,487	-

Net income	$10,521,486	$10,521,486	$-
Net income per unit	$14.37
Net income per weighted average unit	$15.60
Weighted average units outstanding	674,325

* The inception of the United States Commodity Index Fund was April 1, 2010.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust
Statements of Changes in Capital
For the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009

	United States Commodity Index Fund*			United States Commodity Index Funds
	Sponsor	Unitholders	Total	Trust

Balances, at Inception (December 21, 2009)	$-	$-	$-	$-
Initial Contribution of Capital	-	-	-	1,000

Balances, at December 31, 2009	-	-	-	1,000
Transfer of interest (Note 3)	1,000	-	1,000	-
Additions	-	97,618,317	97,618,317	97,618,317
Redemptions	-	(5,148,469)	(5,148,469)	(5,148,469)
Net income	-	10,521,486	10,521,486	10,521,486

Balances, at December 31, 2010	$1,000	$102,991,334	$102,992,334	$102,992,334

Statements of Changes in Units Outstanding
For the period ended December 31, 2010

	United States Commodity Index Fund*			United States Commodity Index Funds
	Sponsor	Unitholders	Total	Trust

Balances, at Inception (December 21, 2009)	-	-	-	-
Additions	20	1,700,000	1,700,020	1,700,020
Redemptions	-	(100,000)	(100,000)	(100,000)

Units Outstanding, at December 31, 2010	20	1,600,000	1,600,020	1,600,020

Net Asset Value Per Unit:
At August 9, 2010**			$50.00
At December 31, 2010			$64.37

*The inception of the United States Commodity Index Fund was April 1, 2010.
** Commencement of operations of the United States Commodity Index Fund.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust
Statements of Cash Flows
For the year ended December 31, 2010 and the period from December 21, 2009 (inception) through December 31, 2009

	Year ended		Period from December 21, 2009 to
	December 31, 2010		December 31, 2009
	United States	United States	United States
	Commodity	Commodity	Commodity
	Index Fund*	Index Funds Trust	Index Funds Trust
Cash Flows from Operating Activities:
Net income	$10,521,486	$10,521,486	$-
Adjustments to reconcile net income to net cash used in operating activities:
Increase in commodity futures trading account - cash	(8,225,946)	(8,225,946)	-
Unrealized gain on futures contracts	(7,417,317)	(7,417,317)	-
Increase in receivable from Sponsor	(51,397)	(51,397)	-
Increase in dividend receivable	(505)	(505)	-
Increase in management fees payable	66,026	66,026	-
Increase in professional fees payable	74,832	74,832	-
Increase in brokerage commissions payable	5,085	5,085	-
Net cash used in operating activities	(5,027,736)	(5,027,736)	-

Cash Flows from Financing Activities:
Addition of units	97,619,317	97,618,317	1,000
Redemption of units	(5,148,469)	(5,148,469)	-

Net cash provided by financing activities	92,470,848	92,469,848	1,000

Net Increase in Cash and Cash Equivalents	87,443,112	87,442,112	1,000

Cash and Cash Equivalents, beginning of period	-	1,000	-
Cash and Cash Equivalents, end of period	$87,443,112	$87,443,112	$1,000

* The inception of the United States Commodity Index Fund was April 1, 2010.

See accompanying notes to financial statements.

United States Commodity Index Funds Trust
Notes to Financial Statements
For the year ended December 31, 2010 and the period from December 21, 2009 (inception) to December 31, 2009

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Commodity Index Funds Trust (the “Trust”) was organized as a Delaware statutory trust on December 21, 2009.  The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and includes the United States Commodity Index Fund (“USCI”), which is a commodity pool that issues units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”).  The Trust also includes three additional series, the United States Metals Index Fund (“USMI”), the United States Agriculture Index Fund (“USAI”) and the United States Copper Index Fund (“USCUI”), that may be publicly offered in the future, but USCI, which was formed on April 1, 2010, is currently the Trust’s only publicly offered series.  The Trust and USCI operate pursuant to the Amended and Restated Declaration of Trust and Trust Agreement dated as of April 1, 2010 (the “Trust Agreement”).  United States Commodity Funds LLC (“USCF”) is the sponsor of the Trust and USCI and is also responsible for the management of the Trust and USCI.

USCF has the power and authority to establish and designate one or more series (“Funds”) and to issue units thereof, from time to time as it deems necessary or desirable.  USCF has exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights.  The term for which the Trust is to exist commenced on the date of the filing of the Certificate of Trust, and the Trust and any Fund will exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement.  Separate and distinct records must be maintained for each Fund and the assets associated with a Fund must be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund.  Each Fund is separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and represents a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust Company (the “Trustee”), a Delaware banking corporation.  The Trustee is unaffiliated with USCF.  The Trustee’s duties and liabilities with respect to the offering of units and the management of the Trust are limited to its express obligations under the Trust Agreement.

USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator (“CPO”) registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005.  The Trust and USCI have a fiscal year ending on December 31.

USCF is the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006,  “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively.  As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008.  USCF is also the general partner of the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”) and the United States Brent Oil Fund, LP (“USBO”), which listed their limited partnership units on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively.  USCF has also filed a registration statement to register units of USMI, USAI and USCUI, each of which is a series of the Trust.

USCI issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”).  The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USCI a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”).  Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket.  Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USCI but rather at market prices quoted on such exchange.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily.  Unrealized gains or losses on open contracts are reflected in the statement of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.  Changes in the unrealized gains or losses between periods are reflected in the statement of operations.  USCI earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate.  In addition, USCI earns income on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USCI is not subject to federal income taxes; each investor reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), USCI is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position.  USCI files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states.  USCI is not subject to income tax return examinations by major taxing authorities for years before 2009 (year of inception).  The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized results in USCI recording a tax liability that reduces net assets.  However, USCI’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. USCI recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed.  No interest expense or penalties have been recognized as of and for the year ended December 31, 2010.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USCI receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption.  The amounts due from Authorized Purchasers are reflected in USCI’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unitholders of USCI in proportion to the number of units each investor holds as of the close of each month.  USCF may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

USCI’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding.  USCI uses the closing prices on the relevant Futures Exchanges (as defined in Note 3 below) of the Futures Contracts (as defined in Note 3 below) that at any given time make up the SummerHaven Dynamic Commodity Index Total Return (the “Commodity Index”) (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other USCI investments using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and the net asset value per unit (“NAV”) at the end of each period.  The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit.  The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USCI.  These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings.  These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCI’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period.  Actual results may differ from those estimates and assumptions.

NOTE 3 - TRUST SERIES

In connection with the execution of the Trust Agreement on April 1, 2010, USCI was designated as the first series of the Trust.  USCF contributed $1,000 to the Trust upon its formation on December 21, 2009, representing an initial contribution of capital to the Trust.  Following the designation of USCI as the first series of the Trust, the initial capital contribution of $1,000 was transferred from the Trust to USCI and deemed an initial contribution to USCI.  In connection with the commencement of USCI’s initial offering of units, USCF received 20 Sponsor’s Units of USCI in exchange for the previously received capital contribution, representing a beneficial ownership interest in USCI.

On July 30, 2010, USCI received a notice of effectiveness from the U.S. Securities and Exchange Commission (the “SEC”) for its registration of 50,000,000 units on Form S-1 with the SEC.  On August 10, 2010, USCI listed its units on the NYSE Arca under the ticker symbol “USCI”.  USCI established its initial NAV by setting the price at $50.00 per unit and issued 100,000 units in exchange for $5,000,000 on August 9, 2010.  USCI commenced investment operations on August 9, 2010 by purchasing Futures Contracts traded on the Futures Exchanges.  In order to satisfy NYSE Arca listing standards that at least 100,000 units be outstanding at the beginning of the trading day on the NYSE Arca, USCF purchased the initial Creation Basket from the initial Authorized Purchaser at the initial offering price.  The $1,000 fee that would otherwise be charged to the Authorized Purchaser in connection with an order to create or redeem was waived in connection with the initial Creation Basket.  USCF agreed not to resell the units comprising such basket except that it may require the initial Authorized Purchaser to repurchase all of these units at a per unit price equal to USCI’s per unit NAV within five days following written notice from USCF, subject to the conditions that: (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 units of USCI remain outstanding.  USCF held such initial Creation Basket until September 3, 2010, at which time the initial Authorized Purchaser repurchased the units comprising such basket in accordance with the specified conditions noted above.

USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to USCF with respect to the Commodity Index and the investment decisions of USCI.

The Trustee accepts service of legal process on the Trust in the State of Delaware and makes certain filings under the Delaware Statutory Trust Act.  The Trustee does not owe any other duties to the Trust, USCF or the unitholders.

The investment objective of USCI is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses.  USCI accomplishes its objective through investments in futures contracts for commodities that are traded on the New York Mercantile Exchange (the “NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other commodity-based contracts and instruments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of commodities and Futures Contracts (collectively, “Other Commodity-Related Investments”).  As of December 31, 2010, USCI held 1,814 Futures Contracts.

NOTE 4 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the Trust Agreement, USCF is responsible for investing the assets of USCI in accordance with the objectives and policies of USCI.  In addition, USCF has arranged for one or more third parties to provide trading advisory, administrative, custody, accounting, transfer agency and other necessary services to USCI. USCI is contractually obligated to pay USCF a fee for these services, which is paid monthly, equal to 0.95% per annum of average daily net assets.

Trustee Fee

The Trustee is the Delaware trustee of the Trust.  In connection with the Trustee’s services, USCI is responsible for paying the Trustee’s annual fees in the amount of $3,000.

Ongoing Registration Fees and Other Offering Expenses

USCI pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering.   These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale.  During the year ended December 31, 2010, USCI did not incur any registration fees or other offering expenses.

Investor Tax Reporting Cost

USCI pays the fees and expenses associated with its audit expenses and tax accounting and reporting requirements.  These costs were approximately $180,000 for the year ended December 31, 2010.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, USCI pays all brokerage fees and other expenses in connection with the operation of USCI, excluding costs and expenses paid by USCF as outlined in Note 5 below.  USCF, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceed 0.15% (15 basis points) of USCI’s NAV, on an annualized basis, through at least March 31, 2011.  USCF has no obligation to continue such payments into subsequent periods.

NOTE 5 - CONTRACTS AND AGREEMENTS

USCF and the Trust, each on its own behalf and on behalf of USCI, are party to a marketing agent agreement, dated as of July 22, 2010, as amended from time to time, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for USCI as outlined in the agreement.  The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on USCI’s assets up to $3 billion and 0.04% on USCI’s assets in excess of $3 billion.

The above fee does not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USCF and the Trust, on its own behalf and on behalf of USCI, are also party to a custodian agreement, dated July 22, 2010, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”), whereby BBH&Co. holds investments on behalf of USCI.  USCF pays the fees of the custodian, which are determined by the parties from time to time.  In addition, USCF and the Trust, on its own behalf and on behalf of USCI, are party to an administrative agency agreement, dated July 22, 2010, as amended from time to time, with BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USCI.  USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USCI and each of the affiliated funds managed by USCF, as well as a $20,000 annual fee for its transfer agency services.  In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets, (b) 0.0465% for USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets exceed $1 billion.  The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USCI has entered into a brokerage agreement, dated March 1, 2010, as amended from time to time, with Newedge USA, LLC (“Newedge”).  The agreement requires Newedge to provide services to USCI in connection with the purchase and sale of Futures Contracts and Other Commodity-Related Investments that may be purchased and sold by or through Newedge for USCI’s account.  In accordance with the agreement, Newedge charges USCI commissions of approximately $7 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

USCF is party to an advisory agreement, dated December 11, 2009, as amended from time to time, with SummerHaven, whereby SummerHaven provides advisory services to USCF with respect to the Commodity Index and investment decisions for USCI.  SummerHaven’s advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Commodity Index, anticipated changes to the Commodity Index and the nature of the Commodity Index’s current or anticipated component securities.  For these services, USCF pays SummerHaven a fee based on a percentage of the average daily assets of USCI that are equal to the percentage fees paid to USCF by USCI minus 0.14%, with that result multiplied by 0.5, minus 0.06% to arrive at the actual fee paid.

USCF is also party to a licensing agreement, dated December 11, 2009, as amended from time to time, with SummerHaven whereby SummerHaven sub-licensed to USCI the use of certain names and marks, including the Commodity Index, for which SummerHaven has a sub-license from SummerHaven Index Management, LLC, the owner of the Commodity Index.  Under the licensing agreement, USCF paid SummerHaven an annual fee of $30,000 for the year ended December 31, 2010 and will pay $15,000 annually in subsequent years, plus an annual fee of 0.06% of the average daily assets of USCI.

NOTE 6 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USCI engages in the trading of futures contracts and options on futures contracts and may engage in cleared swaps (collectively, “derivatives”).  USCI is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USCI may enter into Futures Contracts and options on Futures Contracts to gain exposure to changes in the value of an underlying commodity.  A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place.  Some futures contracts may call for physical delivery of the asset, while others are settled in cash.  The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical Futures Contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts and options on futures contracts require margin deposits with a futures commission merchant.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin.  The face or contract amounts reflect the extent of the total exposure USCI has in the particular classes of instruments.  Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

Through December 31, 2010, all of the Futures Contracts held by USCI were exchange-traded.  The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties.  However, in the future, if USCI were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance.  The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction.  USCI has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded.  In addition, USCI bears the risk of financial failure by the clearing broker.

USCI’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements.  In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than the total of cash and other property deposited.  The insolvency of a futures commission merchant could result in the complete loss of USCI’s assets posted with that futures commission merchant; however, the vast majority of USCI’s assets are held in U.S. Treasuries, cash and/or cash equivalents with USCI’s custodian and would not be impacted by the insolvency of a futures commission merchant.  Also, the failure or insolvency of USCI’s custodian could result in a substantial loss of USCI’s assets.

USCF invests a portion of USCI’s cash in money market funds that seek to maintain a stable net asset value. USCI is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2010, USCI had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amount of $95,669,058.  This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts.  Theoretically, USCI is exposed to market risk equal to the value of Futures Contracts purchased and unlimited liability on such contracts sold short.  As both a buyer and a seller of options, USCI pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USCI’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures.  In addition, USCI has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USCI are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 7 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the year ended December 31, 2010.  This information has been derived from information presented in the financial statements.

Year ended December 31, 2010

Per Unit Operating Performance:

Net asset value, beginning of year	$50.00
Total income	14.66
Total expenses	(0.29)
Net increase in net asset value	14.37
Net asset value, end of year	$64.37

Total Return	28.74%

Ratios to Average Net Assets
Total income	27.06%
Management fees*	0.95%
Total expenses excluding management fees*	0.63%
Expenses waived*	(0.33)%
Net expenses excluding management fees*	0.30%
Net income	26.57%

* Annualized

Total returns are calculated based on the change in value during the period.  An individual unitholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USCI.

NOTE 8 – QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended September 30 and December 31, 2010.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2010	2010	2010	2010
Total Income	$-	$-	$1,008,704	$9,708,269
Total Expenses	-	-	41,038	205,846
Expense Waivers	-	-	(19,033)	(32,364)
Net Expenses	-	-	22,005	173,482
Net Income	$-	$-	$986,699	$9,534,787
Net Income per Unit	$-	$-	$4.17	$10.20

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

USCI values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement.  ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USCI (observable inputs) and (2) USCI’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly.  Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy.  The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USCI’s securities at December 31, 2010 using the fair value hierarchy:

At December 31, 2010	Total	Level I	Level II	Level III

Short-Term Investments	$60,988,891	$60,988,891	$-	$-
Exchange-Traded Futures Contracts
Foreign Contracts	3,224,603	3,224,603	-	-
United States Contracts	4,192,714	4,192,714	-	-

During the year ended December 31, 2010, there were no significant transfers between Level I and Level II.

USCI has adopted the provisions of Accounting Standards Codification 815 —Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not	Statement of	Fair Value
Accounted for as	Financial	At
Hedging	Condition	December 31,
Instruments	Location	2010

Futures -
Commodity Contracts	Assets	$7,417,317

The Effect of Derivative Instruments on the Statements of Operations

For the year ended
December 31, 2010
	Location of	Realized	Change in
Derivatives not	Gain or (Loss)	Gain or (Loss)	Unrealized
Accounted for as	on Derivatives	on Derivatives	Gain or (Loss)
Hedging	Recognized	Recognized	Recognized
Instruments	in Income	in Income	in Income

Futures -	Realized gain	$3,273,577
Commodity Contracts	on closed positions

	Change in unrealized gain on open positions		$7,417,317

NOTE 10 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.”  ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements.  Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required.  The implementation of ASU No. 2010-06 is not expected to have a material impact on USCI’s financial statement disclosures.

NOTE 11 – SUBSEQUENT EVENTS

USCI has performed an evaluation of subsequent events through the date the financial statements were issued.  This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.